Exhibit 4.1

INTELSAT S.A.,

as Issuer

AND

INTELSAT ENVISION HOLDINGS LLC,

as Guarantor

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of June 18, 2018

4.50% Convertible Senior Notes due 2025

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1

Section 1.02.	References to Interest	11
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND CONVERSION OF NOTES

Section 2.01.	Designation and Amount	11

Section 2.02.	Form of Notes	11

Section 2.03.	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	12

Section 2.04.	Execution, Authentication and Delivery of Notes	13

Section 2.05.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	13

Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes	17

Section 2.07.	Temporary Notes	17

Section 2.08.	Cancellation of Notes Paid, Converted, Etc.	18

Section 2.09.	CUSIP Numbers	18

Section 2.10.	Additional Notes; Purchases	18

Section 2.11.	Ranking	18

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.	Satisfaction and Discharge	19

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY AND THE GUARANTOR

Section 4.01.	Payment of Principal and Interest	19

Section 4.02.	Maintenance of Office or Agency	20

Section 4.03.	Appointments to Fill Vacancies in Trustee’s Office	20

Section 4.04.	Provisions as to Paying Agent	20

Section 4.05.	[Reserved]	21

Section 4.06.	Rule 144A Information Requirement; Reporting; and Additional Interest	21

Section 4.07.	Additional Amounts	22

Section 4.08.	Stay, Extension and Usury Laws	24

Section 4.09.	Compliance Certificate; Statements as to Defaults	24

ARTICLE 5
[RESERVED]

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.	Events of Default	24

i

INDENTURE dated as of June 18, 2018 among Intelsat S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg, as issuer (the “Company”, as more fully set forth in Section 1.01), Intelsat Envision Holdings LLC, a Delaware limited liability company, as guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.50% Convertible Senior Notes due 2025 (the “Notes”), initially in an aggregate principal amount of $402,500,000 (subject to the provisions of Section 2.10), and the Guarantor has duly authorized its issuance of the Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, and the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company and the Guarantor, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantee have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantor covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 4.07(b).

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i)(A). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company, or a duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Cash Settlement” shall have the meaning provided in Section 14.02(a).

“Certificated Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Change in Tax Law” shall have the meaning specified in Section 16.01.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” shall have the meaning specified in Section 4.07(c)(vi).

“Combination Settlement” shall have the meaning provided in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the Company’s common shares, nominal value $0.01 per share at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.02(j).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution is located at U.S. Bank National Association, Global Corporate Trust Services, 60 Livingston Avenue, Saint Paul, MN 55107, or such successor office as the Trustee may notify.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, 1/40th of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 40 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b) if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “I.US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, Fundamental Change Repurchase Price, cash conversion consideration due upon conversion, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“effective date” means the first date on which the Common Shares trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Effective Date” means, for purposes of Section 14.03, the meaning specified in Section 14.03(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.02(j).

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“FMV” shall have the meaning specified in Section 14.04(c).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Transferability Certificate” means an Officer’s Certificate instructing the Trustee that as of the relevant date, the Restricted Notes Legend may be deemed removed from the Global Notes and all Applicable Procedures with respect to the Depositary’s mandatory exchange process set forth in Section 2.05(b) have been complied with.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)    subject to the last paragraph of this definition, (i) any person, including any syndicate or group deemed to be a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any Sponsor, the Company, its Wholly-Owned Subsidiaries or their respective employee benefit plans makes a filing under the Exchange Act disclosing that it has become, directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Shares representing more than 50% of the voting power of the Common Shares or the Company otherwise becomes aware of such ownership, or (ii) any Sponsor, or any syndicate or group of which any Sponsor is a part that is deemed to be a “person” or a “group” within the meaning of Section

13(d) of the Exchange Act, makes a filing under the Exchange Act disclosing that it has become, directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Shares representing more than 75% of the voting power of the Common Shares or the Company otherwise becomes aware of such ownership;

(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation, merger or statutory scheme of arrangement of the Company (or the issuer of the Common Shares at that time if, in accordance with this Indenture as it may be amended in accordance with its terms, a different issuer has prior to that time become the relevant issuer of the Common Shares) pursuant to which the Common Shares will be converted into cash, securities, other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (vis-a-vis each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)    the Guarantor ceases to be a direct or indirect Wholly-Owned Subsidiary of the Company; provided that no Fundamental Change shall be deemed to have occurred if the Guarantor merges with one of the Company’s Wholly-Owned Subsidiaries;

(d)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(e)    the Common Shares cease to be listed or admitted or approved for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Common Shares, excluding cash payments for fractional Common Shares and cash payments made pursuant to dissenters’ or appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02).

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above.

Notwithstanding the foregoing, (x) securities deemed to be beneficially owned by a group solely as a result of a Sponsor’s membership in that group will be disregarded in making determinations as to whether that group has exceeded the 50% threshold set forth in clause (a)(i) above, and (y) all securities deemed to be beneficially owned by a group (including those that are so deemed solely as a result of a Sponsor’s membership in that group) will be included in making determinations as to whether that group has exceeded the 75% threshold set forth in clause (a)(ii) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02.

“Global Note” shall have the meaning specified in Section 2.05(a).

“Guarantee” means the guarantee of the Company’s payment obligations under this Indenture and the Notes, issued by the Guarantor pursuant to Article 13 of this Indenture.

“Guarantor” means Intelsat Envision Holdings LLC, a Delaware limited liability company.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” means Notes offered by the Offering Memorandum (including any Notes issued pursuant to the option to purchase additional Notes described therein).

“Interest Payment Date” means June 15 and December 15 of each year, beginning on December 15, 2018.

“Issue Date” means, in the case of any Initial Note, the last date of initial issuance of the Initial Notes and, in the case of any additional Note, the date of initial issuance of that Note or its predecessor.

“Last Reported Sale Price” of the Common Shares on any date means:

(a)    the closing sale price per Common Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b)    if the Common Shares are not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Shares in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c)    if the Common Shares are not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Shares on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Market Disruption Event” means:

(a)    a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)    the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

“Maturity Date” means June 15, 2025.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Net payment” shall have the meaning specified in Section 4.07(b).

“No Redemption Notice” shall have the meaning specified in Section 16.04.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Optional Redemption” shall have the meaning specified in Section 17.02(a).

“Notice of Tax Redemption” shall have the meaning specified in Section 16.02.

“Observation Period” with respect to any Note surrendered for conversion means:

(a)    if the relevant Conversion Date occurs prior to December 15, 2024, the 40 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately succeeding such Conversion Date; and

(b)    if the relevant Conversion Date occurs on or after December 15, 2024, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum, dated June 11, 2018, relating to the offering and sale of the Notes, as supplemented by the related pricing term sheet.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Executive Vice President or any Corporate Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company or the Guarantor, as the case may be, that meets the requirements of Section 18.06.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 18.06. The counsel may be an employee of or counsel to the Company or the Guarantor or any Subsidiary of the Company.

“Optional Redemption” shall have the meaning specified in Section 17.01.

“Optional Redemption Date” shall have the meaning specified in Section 17.02.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)    Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)    Notes surrendered for repurchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)    Notes redeemed or repurchased by the Company.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Settlement” shall have the meaning provided in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means the Tax Redemption Date or Optional Redemption Date, as applicable.

“Redemption Notice” means a Notice of Tax Redemption or Notice of Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Notice Date” means the date the Company delivers a Notice of Tax Redemption or Notice of Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the close of business on the later of the second Business Day or the second Scheduled Trading Day immediately preceding the related Redemption Date, or, if we fail to pay the Redemption Price on the Redemption Date, such later date on which we pay the Redemption Price.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01 or Section 17.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder as of the close of business of such Regular Record Date and the Redemption Price will be equal to 100% of the principal amount of Notes to be redeemed). For the avoidance of doubt, the Redemption Price shall include all Additional Amounts (if any) with respect to such Redemption Price.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Shares (or other security for which a Last Reported Sale Price or the Daily VWAP, as the case may be, must be determined) are not then listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed.

“Relevant Tax Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(b).

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the corporate trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” shall have the meaning specified in Section 2.05(b).

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Restricted Stock Legend” shall have the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Shares are not so listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation Event” shall have the meaning specified in Section 14.11.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined under Rule 1-02(w)(1) or (2) of Regulation S-X.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Specified Dollar Amount” means, with respect to any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company (or deemed specified) in the notice specifying the Company’s chosen Settlement Method.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Sponsor” means (1) one or more investment funds advised, managed or controlled by BC Partners Holdings Limited or any affiliate thereof, (2) one or more investment funds advised, managed or controlled by any of the Persons described in clause (1) of this definition, and (3) in each case for clauses (1) and (2) (whether individually or as a group), their Affiliates.

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Taxes” shall have the meaning specified in Section 4.07(b).

“Tax Redemption” shall have the meaning specified in Section 16.01.

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a).

“Trading Day” means a day on which:

(a)    trading in the Common Shares (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Shares (or such other security) are not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Shares (or such other security) are then traded; and

(b)    a Last Reported Sale Price for the Common Shares (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange or such other market;

provided, that, if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on such day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a)    there is no Market Disruption Event; and

(b)    trading in the Common Shares generally occurs on the Relevant Stock Exchange.

If the Common Shares are not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”, the calculation of which shall exclude (x) nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary as may be required to satisfy local minority interest requirements outside of the United States and (y) directors’ qualifying shares.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

Issue, Description, Execution, Registration and Conversion of Notes

Section 2.01. Designation and Amount. The Notes shall be designated as the “4.50% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $402,500,000 and subject to the provisions of Section 2.10, and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions for cash, Common Shares or a combination thereof, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.(a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest:

(i)    on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and

(ii)    on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, an Officer’s Certificate, and, in the case of any Notes other than the Initial Notes, an Opinion of Counsel, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion for cash, Common Shares or a combination thereof shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to this Indenture.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion for cash, Common Shares or a combination thereof or, if a portion of any Note is surrendered for conversion for cash, Common Shares or a combination thereof, such portion thereof surrendered for conversion for cash, Common Shares or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes, or a portion of any Note, surrendered for redemption in accordance with Article 16 or Article 17, as applicable.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b)    Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Common Shares delivered upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, delivered upon conversion thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend (the “Restricted Notes Legend”) in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION

FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Notes Legend and shall not be assigned a restricted CUSIP number. At such time as the Company notifies the Trustee to remove the Restricted Notes Legend from any Notes, such Restricted Notes Legend shall be deemed removed from any Global Note representing such Notes and an unrestricted CUSIP number for such Notes will be deemed to be the CUSIP number for such Notes. The Company may effect such automatic exchange by (A) delivering to the Depositary an instruction letter for the Depositary’s mandatory exchange process and (B) delivering to each of the Trustee and the Note Registrar a duly completed Free Transferability Certificate after the Resale Restriction Termination Date. Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Note Registrar: (A) the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from such Global Notes and deemed replaced with an unrestricted CUSIP number; (B) the Restricted Stock Legend will be deemed removed from any Common Shares previously issued upon conversion of the Notes; and (C) thereafter, Common Shares issued upon conversion of the Notes, if any, will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend. Notwithstanding the foregoing, nothing in this Indenture shall require the Company to deliver any Free Transferability Certificate.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(x) the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(y) there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note,

the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Company, the Guarantor nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(c)    Until the Resale Restriction Termination Date, any stock certificate representing Common Shares delivered upon conversion of a Note shall bear a legend (the “Restricted Stock Legend”) in substantially the following form (unless the Note or such Common Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and any transfer agent for the Common Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

(d)    Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by Section 2.05(c).

(e)    The Company hereby covenants (with respect to itself and its controlled affiliates) and any Holder of a Note or Common Shares delivered upon the conversion of a Note that is an Affiliate of the Company (or was an Affiliate of the Company at any time during the three months preceding) will be deemed, by its acceptance of Notes or Common Shares, to have agreed (with respect to itself) not to resell or otherwise transfer any Note or Common

Share delivered upon the conversion of a Note that is purchased or owned by it unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Share, as the case may be, no longer being a “restricted security” (as defined in Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Transfer Agent or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)    Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Transfer Agent.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature, is subject to Tax Redemption, or has been surrendered for mandatory repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to any Paying Agent or Conversion Agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such payment or exchange, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or exchange of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase upon a Fundamental Change, registration of transfer or exchange, or conversion into cash, Common Shares or a combination thereof (subject to the provisions of Section 14.02(j)), if surrendered to any Person other than the Trustee (including any of the Company’s agents or Subsidiaries), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, redemption, repurchase, registration of transfer or exchange, or conversion into cash, Common Shares or a combination thereof (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee shall be canceled promptly by it. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the Company, the Guarantor or any of the Company’s other Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Purchases. (a)    (a) The Company may, from time to time, without the consent of, or notice to, the Holders, issue additional Notes under this Indenture with the same terms as the Initial Notes (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that such additional Notes will have a separate CUSIP number unless the additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Such Initial Notes and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.

(b)    The Company, the Guarantor or any of the Company’s Subsidiaries may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to such entity), repurchase Notes in the open market or otherwise, or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. For the avoidance of doubt and notwithstanding anything in this Indenture or any Note to the contrary, the Company and its Affiliates will be permitted to hold Notes that it so acquires subject to the restrictions on resale by the Company or its Affiliates set forth in Section 2.05.

Section 2.11. Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking senior in right of payment to all future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness and ranking equally in right of payment with all existing and future indebtedness of the Company that is not so subordinated.

ARTICLE 3

Satisfaction and Discharge

Section 3.01. Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the request and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(A) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or

(B) the Company or the Guarantor has irrevocably deposited with the Paying Agent or delivered to Holders, as applicable, after all of the outstanding Notes have (1) become due and payable, whether at the Maturity Date, upon a Redemption Notice or at any Fundamental Change Repurchase Date, and/or (2) been converted (and the related Settlement Amounts have been determined), cash and/or Common Shares (solely to satisfy the Company’s Conversion Obligations), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and the Company has delivered irrevocable instructions to the Paying Agent to apply the deposited money toward the payment of the Notes at the Maturity Date, upon a Redemption Notice or at any Fundamental Change Repurchase Date, as the case may be;

(ii) all other sums due and payable under this Indenture by the Company and the Guarantor have been paid; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each     stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 7.06 and, if cash or Common Shares shall have been deposited with the Paying Agent pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

ARTICLE 4

Particular Covenants of the Company and the Guarantor

Section 4.01. Payment of Principal and Interest. The Company shall pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amounts and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or the Guarantor, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company or the Guarantor in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of any failure to take such action.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and overdue Settlement Amounts owed on conversion to the extent they include cash, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or conversion or for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Company shall, at all times, maintain an office or agency in the continental United States to serve as the Company’s Paying Agent and Conversion Agent for the Notes. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (but not service of process) may be made at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), cash portion of the Settlement Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)    Subject to applicable escheat laws, any money or Common Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on conversion to the extent they include cash, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Common Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. [Reserved].

Section 4.06. Rule 144A Information Requirement; Reporting; and Additional Interest. (a)     (a) For as long as any Notes are outstanding hereunder, at any time the Company is not subject to Sections 13 and 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Common Shares deliverable upon conversion of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any Common Shares deliverable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Common Shares pursuant to Rule 144A under the Securities Act (as such rule may be amended from time to time).

(b)    The Company shall provide to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Such reports shall include summarized disclosure concerning the Guarantor meeting the requirements set forth in Rule 3-10 of Regulation S-X 144(c)(1) during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes (including any Notes issued pursuant to any option to purchase additional Notes). Notwithstanding the foregoing, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c)    Delivery of the reports, information and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantor’s compliance with any of the Company’s and/or the Guarantor’s covenants hereunder or under the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s and/or the Guarantor’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or the Commission’s EDGAR system or any website under this Indenture, or participate in any conference calls, nor shall the Trustee have any liability for the filing, timeliness or content of any such report or other document.

(d)    Subject to Section 4.06(f) and Section 6.03(b), if, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 6-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws), the Company shall pay Additional Interest on the Notes from, and including, the later of the date that is six months after the Issue Date and the first date on which such failure to file occurs, until the earlier of (i) the one-year anniversary of the Issue Date and (ii) the date on which such failure to file has been cured (if applicable). Such Additional Interest shall accrue on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such period described in the preceding sentence.

(e)    Subject to Section 4.06(f) and Section 6.03(b), if, and for so long as, the restrictive legend on the Notes specified in Section 2.05(b) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding without restrictions pursuant to U.S. securities law as of the 365th day after the Issue Date, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until, as applicable, the restrictive legend on the Notes has been removed, the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable by such Holders.

(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and shall be in addition to any Additional Interest that may accrue, at the Company’s election, as the sole remedy relating to the failure to comply with the Company’s obligations under Section 4.06(b). In no event, however, will Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 4.06(d), Section 4.06(e) or Section 6.03(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g)    If Additional Interest is payable by the Company pursuant to Section 4.06(d), Section 4.06(e) or Section 6.03(a), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 4.07. Additional Amounts. (a) If the Company or the Guarantor or other applicable withholding agent is required by law to deduct or withhold Taxes imposed by any Relevant Tax Jurisdiction on payments or deliveries to Holders under or with respect to the Notes or the Guarantee, the Company or the Guarantor, as applicable, will pay Additional Amounts on those payments or deliveries to the extent described in this section. “Relevant Tax Jurisdiction” means Luxembourg, or any other jurisdiction in which the Company or the Guarantor is organized, is resident or engaged in business for tax purposes or through which payments or deliveries are made on or in connection with the Notes or the Guarantee.

(b)    The Company or the Guarantor, as applicable, will pay or cause to be paid to any Holder so entitled all additional amounts (“Additional Amounts”) that may be necessary so that every net payment of interest, principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) or other amount on a Note or payment of cash and/or deliveries of Common Shares (together with payments of cash in lieu of any fractional Common Shares) upon conversion, will not be less than the amount provided for in that Note. “Net payment” refers to the amount the Company or applicable withholding agent pays the Holder after deducting or withholding such amounts as may be required to be deducted or withheld on account of any present or future taxes, duties or similar governmental charges (“Taxes”) under any applicable tax law (including any withholding or deduction attributable to Additional Amounts).

(c)    Notwithstanding clauses (a) and (b) of this Section 4.07, the Company or the Guarantor shall not pay Additional Amounts to any Holder for or on account of:

(i) any Taxes imposed by reason of the Holder or beneficial owner (or a fiduciary, settlor, beneficiary, partner, member or shareholder of or possessor of power over the relevant Holder or beneficial owner if the holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company, or corporation) having some current or former connection with the Relevant Tax Jurisdiction (other than the mere receipt of a payment and/or delivery, or the acquisition or holding of, or enforcement of rights under, a Note or Guarantee);

(ii) any estate, inheritance, gift, transfer, sales, wealth, excise, property, or any similar tax, assessment or other governmental charge;

(iii) any Taxes imposed solely because the Holder (or if the Holder is not the beneficial owner, the beneficial owner) fails to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Tax Jurisdiction of the Holder or any beneficial owner of the Note, if compliance is required by law, regulation or administrative procedure, or by an applicable income tax treaty to which the jurisdiction imposing the tax is a party, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Tax Jurisdiction (including, without limitation, a declaration of non-residence);

(iv) any Tax imposed otherwise than by withholding from payments under or in respect of the Note;

(v) any Tax imposed with respect to a Note presented for payment more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of the Note would have been entitled to additional amounts on presenting the Note for payment on any date during the 30-day period;

(vi) any Tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations thereunder or any official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into implementing the foregoing, or any law or agreements implementing an intergovernmental approach thereto;

(vii) any Tax that could have been avoided by the Holder presenting the Note to another reasonably available paying agent;

(viii) any Tax in respect of any payment to any Holder that is not the sole beneficial owner of the Note (or that is a fiduciary, partnership or other flow-through entity), but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or other flow-through entity would not have been entitled to payment of additional amounts had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment); and

(ix) any combination of any of the foregoing.

(d) The Company or the Guarantor, as applicable, will also reimburse Holders for present or future stamp, court, documentary or similar taxes or charges (including any interest, penalties and related expenses) imposed by a Relevant Tax Jurisdiction in connection with the execution, issuance, initial delivery, initial registration or enforcement of the Notes and the Guarantee except for any Tax payable in connection with a transfer of the Notes and the Guarantee and except regarding Luxembourg registration duties (droits d’enregistrement) for any Luxembourg Tax payable due to a registration, submission or filing by a Holder of the Notes and the Guarantee.

(e) Except as specifically provided under this Section 4.07, neither the Trustee, the Company nor the Guarantor will be required to make any payment for any Taxes imposed by any government or taxing authority with respect to a Note or any payments thereunder or the Guarantee.

(f) The obligations described under this Section 4.07 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to the Company or the Guarantor and to any jurisdiction in which such successor is organized, doing business or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note (or under the Guarantee), such reference includes the payment of additional amounts as described hereunder, if applicable.

(g) The Company will provide the Trustee with documentation for any requesting Holders evidencing the payment of taxes in respect of which the Company or the Guarantor has paid any Additional Amount. The Trustee will make copies of such documentation available to the Holders of the Notes upon request.

Section 4.08. Stay, Extension and Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults.(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the year ended December 31, 2018), an Officer’s Certificate stating whether the signers thereof have knowledge of any Default that occurred during the previous year and is then continuing and, if so, specifying each such failure and the nature thereof and what action the Company is taking or proposes to take with respect thereto.

(b)    The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate within 30 days after an Officer of the Company becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 5

[Reserved]

ARTICLE 6

Defaults and Remedies

Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon any mandatory repurchase, upon redemption, upon declaration of acceleration or otherwise;

(c)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days;

(d)    failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(b) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b), in each case when due, and such failure continues for three Business Days;

(e)    failure by the Company or the Guarantor to comply with its obligations under Article 11;

(f)    failure by the Company or the Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of the other agreements of the Company or the Guarantor contained in the Notes or this Indenture;

(g)    (i) failure by the Company, the Guarantor or any Significant Subsidiary of the Company to pay any indebtedness within any applicable grace period after final maturity or (ii) the acceleration of any such indebtedness by the Holders thereof because of a default, in each case, if the total amount of such indebtedness unpaid or accelerated exceeds $75,000,000 or its foreign currency equivalent;

(h)    the Company, the Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(i)    commences a voluntary case;

(ii)    consents in writing to the entry of an order for relief against it in an involuntary case;

(iii)    consents in writing to the appointment of a custodian, receiver, trustee, liquidator or similar officer (temporary or permanent) of it or for all or substantially all of its property; or

(iv)    makes a general assignment for the benefit of its creditors;

(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Company, the Guarantor or any Significant Subsidiary of the Company in an involuntary case;

(ii)    appoints a custodian, receiver, trustee, liquidator or similar officer (temporary or permanent) of the Company, the Guarantor or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, the Guarantor or any Significant Subsidiary of the Company; or

(iii)    orders the liquidation of the Company or any Significant Subsidiary of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days;

(j)    the failure by the Company, the Guarantor or any Significant Subsidiary of the Company to pay any final judgments aggregating in excess of $75,000,000 or its foreign currency equivalent net of any amounts which are covered by enforceable insurance policies issued by solvent carriers, which judgments are not discharged, waived or stayed for a period of 60 days; or

(k)    the Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, denies or disaffirms its obligations under its Guarantee.

Section 6.02. Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or the Guarantor), either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or the Guarantor occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

Section 6.03. Additional Interest.(a) Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes (subject to Section 4.06(f) and Section 6.03(b)) at a rate equal to:

(i)    0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 90th day immediately following, and including, the date on which such Event of Default first occurred; and

(ii)    if such Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 91st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurred.

(b)    Any Additional Interest payable pursuant to Section 6.03(a) above shall be in addition to any Additional Interest that may accrue pursuant to Sections 4.06(d) and 4.06(e). Notwithstanding anything in this Indenture to the contrary, in no event, however, shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable pursuant to Section 6.03(a) above, together with Additional Interest payable pursuant to Sections 4.06(d) and 4.06(e)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(c)    If the Company elects to pay Additional Interest pursuant to Section 6.03(a), such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all Notes then outstanding from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, but not including, the 181st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in principal amount of the Notes then outstanding). On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with this Section 6.03, or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

(d)    In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice or to pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable), satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee hereunder. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or the Guarantor under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or the Guarantor, or the property of the Company or the Guarantor, or in the event of any other judicial proceedings relative to the Company or the Guarantor, or to the creditors or property of the Company or the Guarantor, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or the Guarantor, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee (acting in any capacity hereunder) and its agents and attorneys;

SECOND: to the payment of the amounts then due and unpaid for principal of, the Redemption Price (if applicable) and the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon conversion of any Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)    the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)    such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)    the Trustee has not complied with such request within 90 days after the receipt thereof and the offer of such security or indemnity; and

(e)    the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 90-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit against the Company for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders.(a)The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

(b)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i)    a default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes; or

(ii)    a failure by the Company to deliver the consideration due upon conversion of the Notes;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee have been paid.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to all Holders (in the case of Certificated Notes, as the names and addresses of such Holders appear upon the Note Register) notice of such Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon conversion.

ARTICLE 7

Concerning the Trustee

Section 7.01. Duties and Responsibilities of Trustee. (a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith or willful misconduct on the part of the Trustee, unless a Responsible Officer has actual knowledge to the contrary, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations).

(b)    In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Certain Rights of the Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by any Officer of the Company or the Guarantor, as the case may be;

(c)    the Trustee may consult with counsel of its selection and obtain opinions therefrom and any advice of such counsel or opinion shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion;

(d)    before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both to the extent contemplated by Section 18.06. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officer’s Certificate or Opinion of Counsel;

(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(i)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(j)    in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)    the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture and states that it is a Notice of Default or Event of Default;

(l)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(m)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(n)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(o)    the rights and protections afforded to the Trustee hereunder and under the Notes, including, without limitation, its right to be indemnified, shall also be afforded to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(p)    subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability and expense which might be incurred by it in compliance with such request or direction;

(q)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(r)    under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes;

(s)    neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, the Custodian, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Custodian, Bid Solicitation Agent or Note Registrar.

Section 7.05. Monies and Common Shares To Be Held in Trust. All monies and Common Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Common Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money or Common Shares received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee (acting in any capacity hereunder) from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the

Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable and documented compensation and expenses and disbursements of its outside counsel) except any such expense, disbursement or advance as shall have been caused by the Trustee’s negligence or willful misconduct. The Company and the Guarantor, jointly and severally, covenant to indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees and agents) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or the exercise of its rights and powers under the Notes and the Guarantee or in any other capacity hereunder, including the reasonable and documented out-of-pocket costs and expenses (including outside attorneys’ fees and expenses and court costs) of enforcing this Indenture (including this Section 7.06), the Notes and the Guarantee and including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company and the Guarantor under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligations of the Company and the Guarantor under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence and willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, upon ten

Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may upon 30 days prior written notice to the Company and the Trustee remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. The resigning or removed Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

Section 7.14. Limitation on Trustee’s Liability. Except as provided in this Article, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Company and the Guarantor for payment or satisfaction thereof.

ARTICLE 8

Concerning the Holders

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or Common Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or Common Shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

[Reserved]

ARTICLE 10

Supplemental Indentures

Section 10.01. Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Notes and the Guarantee to:

(a)    cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Notes in a manner that does not adversely affect any Holder in any material respect as set forth in an Officer’s Certificate;

(b)    provide for the assumption by a Successor Company of the obligations of the Company or the Guarantor, as applicable, under this Indenture, the Notes or the Guarantee in accordance with Article 11;

(c)    add additional guarantees with respect to the Notes;

(d)    secure the Notes or the Guarantee;

(e)    add to the covenants or Events of Default of the Company or the Guarantor that the Company’s Board of Directors considers to be for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company or the Guarantor;

(f)    make any change that does not adversely affect the rights of any Holder, as determined by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee;

(g)    in connection with any Specified Corporate Event, provide that the Notes are exchangeable for Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(h)    evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate;

(i)    conform the provisions of this Indenture to the “Description of Notes” section of the Offering Memorandum;

(j)    comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(k)    provide for the issuance of additional Notes in accordance with Section 2.10(a).

The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.02. Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the Guarantor and the Trustee may from time to time and at any time amend or supplement this Indenture, the Notes and the Guarantee with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon exchange of the Notes) or compliance with any provision of this Indenture, the Notes or the Guarantee may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a)    reduce the amount of Notes whose Holders must consent to an amendment;

(b)    reduce the rate of or extend the stated time for payment of interest on any Note;

(c)    reduce the principal of or extend the Maturity Date of any Note;

(d)    reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e)    impair or adversely affect the right of Holders to convert Notes or otherwise modify the provisions with respect to conversion in any manner which is adverse to the Holders, or reduce the Conversion Rate (subject to such modifications as are required under this Indenture);

(f)    reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)    make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(h)    subordinate the Notes or the Guarantee in right of payment to any other indebtedness of the Company or the Guarantor, as applicable;

(i)    impair the right of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in this Indenture;

(j)    make any change in Section 4.07 that materially adversely affects the Holders; or

(k)    make any change in this Article 10 or in the waiver provisions (including in Section 6.09), in each case, that requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantor in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need to approve the particular form of any proposed amendment, supplement or waiver of this Indenture under this Section 10.02. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall send to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03. Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05. Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee. In addition to the documents required by Section 18.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

ARTICLE 11

Consolidation, Merger and Sale

Section 11.01. Company and the Guarantor May Consolidate, Etc. on Certain Terms. (a) Neither the Company nor the Guarantor shall consolidate with or merge with or into or otherwise combine with another Person, or sell, lease or otherwise transfer or dispose of all or substantially all of its consolidated assets, taken as a whole, to another Person (other than, in the case of a sale, lease or other transfer or disposition, to one or more of the Company’s direct or indirect Subsidiaries), unless:

(i)    (1) the Company or the Guarantor, as applicable, is the surviving corporation or (2) the resulting, surviving or transferee Person (if not the Company or the Guarantor, as applicable) (the “Successor Company”) (A) is a corporation organized and existing under the laws of Luxembourg, the United States of America, any State thereof or the District of Columbia, England and Wales, Belgium, the Netherlands, Ireland, Germany or France, and (B) expressly assumes by supplemental indenture (in form reasonably satisfactory to the Trustee) all of the Company’s or the Guarantor’s obligations, as applicable, under the Notes, this Indenture and the Guarantee, as the case may be (including, for the avoidance of doubt, the obligation to pay Additional Amounts);

(ii)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(iii)    the Company has delivered, or caused to be delivered, to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, combination, sale, lease or other transfer or disposition complies with the requirements of this Indenture, and, in the case of such Opinion of Counsel, that this Indenture, the Notes and the Guarantee, as applicable, constitute legal, valid and binding obligations of any Successor Company (if not the Company or the Guarantor, as applicable), subject to customary exceptions.

For purposes of this Section 11.01, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of the Company (other than the Guarantor) to another Person that would, if such assets were held directly by Company instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person.

(b)    Upon any such consolidation, merger, combination, sale, lease or other transfer or disposition in accordance with Section 11.01(a), in which the Company or the Guarantor, as applicable, is not the surviving corporation, the Successor Company shall succeed to, and may exercise every right and power of and be substituted for, the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the Company or the Guarantor, as applicable, and the Company or the Guarantor, as applicable, shall be released from its obligations and liabilities under this Indenture, the Notes and the Guarantee, as applicable, except in the case of any such lease.

ARTICLE 12

Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01. Indenture, Notes and Guarantee Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note or the Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note or the Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary (other than the Company), as such, past, present or future, of the Company or the Guarantor or of any of their respective successor corporations or other entities, either directly or through the Company, the Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantee.

ARTICLE 13

Guarantee

Section 13.01. Guarantee. (a) Subject to this Article 13, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the obligations of the Company hereunder and thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest on the Notes, and the Settlement Amounts upon conversion will be promptly paid and/or delivered in full when due upon conversion, and all other payment obligations of the Company to the Holders or the Trustee (in the case of the Trustee, acting in any capacity) hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

(b)    The Guarantor hereby agrees that its obligation hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 13.03.

(c)    [Reserved]

(d)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any Custodian, Trustee or other similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)    The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee.

(f)    The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)    In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)    Each payment to be made by the Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature (provided that Additional Amounts payable pursuant to Section 4.07 shall remain payable).

(i)    For the avoidance of doubt, the Guarantee with respect to a Note is not convertible and shall automatically terminate when such Note is converted in accordance with this Indenture.

Section 13.02. Execution and Delivery. The Guarantee shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of the Guarantee need be endorsed on any Note. The Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 13.03. [Reserved].

Section 13.04. Limitation on the Guarantor’s Liability.

The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 13.05. Subrogation. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 13.06. Benefits Acknowledged. The Guarantor acknowledges that it will receive benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to the Guarantee are knowingly made in contemplation of such benefits.

Section 13.07. Ranking. The Guarantee of the Guarantor constitutes a senior general unsecured obligation, ranking equally in right of payment with all existing and future unsecured liabilities of the Guarantor that are not subordinated and ranking senior in right of payment to all future indebtedness of the Guarantor that is expressly made subordinate to such Guarantee by the terms of such indebtedness.

Section 13.08. “Trustee” to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in each case (unless the context shall otherwise require) be construed as extending to, and including, such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 13 in place of the Trustee.

ARTICLE 14

Conversion of Notes

Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note:

(i)    subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding December 15, 2024 under the circumstances and during the periods set forth in Section 14.01(b);

(ii)    on or after December 15, 2024, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date; and

(iii)    as set forth in Section 16.02(c) or Section 17.02(a) in connection with a Redemption Notice;

in each case, at an initial conversion rate of 55.0085 Common Shares (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)    (i) Prior to the close of business on the Business Day immediately preceding December 15, 2024, a Holder may surrender all or any portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion at any time during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures described below in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on each such Trading Day.

(A)    The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $1,000,000 principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on such Trading Day.

(B)    If the Trading Price condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(C)    If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Company is acting as Bid Solicitation Agent, it fails to make such determination), then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Conversion Rate on each Trading Day of such failure.

(ii)    If, prior to the close of business on the Business Day immediately preceding December 15, 2024, the Company elects to:

(A)    issue to all or substantially all holders of the Common Shares any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares, at a price per Common Share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)    distribute to all or substantially all holders of the Common Shares the Company’s assets, securities or rights, options or warrants to purchase securities of the Company (in each case, other than any distribution pursuant to a shareholder’s rights agreement or rights plan), which distribution has a per share value, as reasonably determined by the Company’s Board of Directors or a committee thereof, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place.

No Holder may convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of the Common Shares and as a result of holding Notes, without having to convert its Notes as if such Holder held a number of Common Shares equal to (x) the applicable Conversion Rate multiplied by (y) the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)    If, prior to the close of business on the Business Day immediately preceding December 15, 2024:

(A)    a Fundamental Change occurs;

(B)    a Make-Whole Fundamental Change occurs; or

(C)    the Company (or the issuer of the Common Shares at that time if, in accordance with this Indenture as it may be amended in accordance with its terms, a different issuer has prior to that time become the relevant issuer of the Common Shares) is a party to a consolidation, merger, or other combination, statutory scheme of arrangement, statutory share exchange or sale, lease or other transfer or disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole, in each case, pursuant to which the Common Shares would be exchanged for stock, other securities, other property or assets (including cash or any combination thereof), then, in each case, the Holders may surrender all or any portion of their Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time from or after the open of business on the Business Day immediately following the day the Company publicly announces such transaction (even if such transaction has not yet occurred) until the close of business on the 35th Trading Day after the actual effective date of such transaction or, if such transaction constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of any such transaction that is intended to occur (including the intended effective date) as promptly as practicable following the date the Company publicly announces such transaction, and the Company shall use commercially reasonable efforts to notify Holders prior to such effective date, if practicable.

(iv)    Prior to the close of business on the Business Day immediately preceding December 15, 2024, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 120% of the Conversion Price on each applicable Trading Day. The Company shall determine whether the Notes are convertible and provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

Section 14.02. Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), Common Shares (“Physical Settlement”) or a combination of cash and Common Shares (“Combination Settlement”), as set forth in this Section 14.02.

(i)    All conversions for which the relevant Conversion Date occurs on or after December 15, 2024, and all conversions occurring after the date of the Company’s issuance of a Notice of Tax Redemption or a Notice of Optional Redemption, as applicable, and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, shall be settled using the same Settlement Method (including the same relative proportion of cash and/or Common Shares). Except for any conversions for which the relevant Conversion Date occurs on or after December 15, 2024, or after the date of the Company’s issuance of a Notice of Tax Redemption or a Notice of Optional Redemption, as applicable, and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or Common Shares) for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(ii)    If the Company elects a Settlement Method, the Company shall deliver notice to Holders through the Conversion Agent of such Settlement Method the Company has selected no later than the close of business on the second Trading Day immediately following the related Conversion Date (or (i) in the case of any conversions for which the relevant Conversion Date occurs on or after December 15, 2024, no later than December 11, 2024 or (ii) in the case of any conversions occurring after the date of issuance of a Notice of Tax Redemption or a Notice of Optional Redemption, as applicable, and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, in such Notice of Tax Redemption or Notice of Optional Redemption, as applicable). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company elects Combination Settlement in respect of any conversion but does not specify in its election a Specified Dollar Amount per $1,000 principal amount of Notes, or the Company is deemed to have elected Combination Settlement, the Specified Dollar Amount shall be deemed to be $1,000.

(iii)    The cash, Common Shares or combination of cash and Common Shares payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Common Shares equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional Common Shares deliverable upon conversion);

(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional Common Shares deliverable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional Common Shares, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional Common Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)    (i) To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(A)    comply with the Applicable Procedures;

(B)    if required, pay all transfer or similar taxes; and

(C)    if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(ii)    To convert a Certificated Note, the Holder must:

(A)    complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) and deliver such Note to the Conversion Agent;

(B)    if required, furnish appropriate endorsements and transfer documents;

(C)    if required, pay all transfer or similar taxes; and

(D)    if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.

Subject to the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation on:

(i)    the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement; or

(ii)    the third Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects (or is deemed to have elected) Combination Settlement.

If any Common Shares are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)    In case any Certificated Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple thereof, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of any Common Shares upon conversion of such Note, unless the tax is due because the Holder requests such Common Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

(f)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)    Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Common Shares, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i)    if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;

(ii)    if the Notes are subject to redemption by the Company on a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii)    if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)    to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date as described in clause (ii) above and any Fundamental Change Repurchase Date as described in clause (iii) above shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(h)    The Company shall cause any Person in whose name any Common Share delivered upon conversion is registered to be effectively treated as if such Person were the holder of record of such Common Share as of the close of business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement, for purposes of any dividends or distributions payable on the Common Shares. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i)    The Company shall not issue any fractional Common Shares upon conversion of the Notes and shall instead pay cash in lieu of any fractional Common Shares deliverable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to elect) Combination Settlement, the full number of Common Shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional Common Shares remaining after such computation shall be paid in cash.

(j)    Upon surrender by a Holder of its Notes for conversion, the Company may, at its election (a “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on or prior to the second Business Day immediately following the relevant Conversion Date), such Notes to a financial institution chosen by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion by the Company. In order to accept any Notes surrendered to the Company for conversion, the Designated Financial Institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, Common Shares or combination thereof due upon conversion, all as provided in Section 14.02(a) (the “Conversion Consideration”). By the close of business on the scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, the Company shall, by the close of business on the second Business Day immediately following the relevant Conversion Date), the Company shall notify the Holder surrendering Notes for conversion that the Company has directed the Designated Financial Institution to make a third party exchange in lieu of a conversion by the Company.

If the Designated Financial Institution accepts any Notes as described above, it will pay and/or deliver, as the case may be, the cash, Common Shares or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash and/or Common Shares to such Holder on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on the third Business Day immediately following the relevant Conversion Date). Any Notes exchanged by the Designated Financial Institution shall remain outstanding. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, Common Shares or a combination thereof, as the case may be, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall convert the Notes and pay and/or deliver, as the case may be, the cash, Common Shares or a combination thereof due upon conversion on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on the third Business Day immediately following the relevant Conversion Date) as described in Section 14.02.

The Company’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes (unless such Designated Financial Institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

Section 14.03. Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or During a Redemption Period. (a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii) the Company delivers a Redemption Notice, and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or during the related Redemption Period, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or during a Redemption Period, as the case may be, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that, if the consideration for the Common Shares in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (i) the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and will publish such Effective Date on its website or through such other public medium as the Company may use at that time no later than five Business Days after such Effective Date (the “Make-Whole Fundamental Change Company Notice”).

(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on (i) in the case of a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Redemption Notice, the Redemption Notice Date, (in each case, the “Effective Date”) and (ii) in the case of a Make-Whole Fundamental Change, the price paid (or deemed to be paid) per Common Share in the Make-Whole Fundamental Change or, in the case of a Redemption Notice, the average of the Last Reported sale Prices of the Common Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date (in each case, the “Stock Price”). If the holders of the Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per Common Share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. In the event that a conversion during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental

Change, a Holder of Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or the Effective Date of the applicable Make-Whole Fundamental Change, and the latter event will be deemed not to have occurred for purposes of this Section.

(d)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)    The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$14.84	$16.00	$17.00	$18.00	$18.18	$20.00	$23.63	$25.00	$30.00	$40.00	$50.00	$60.00	$70.00
June 18, 2018	12.3769	10.8431	9.7153	8.7344	8.5715	7.1195	5.0182	4.4200	2.8163	1.1378	0.3920	0.0707	0.0000
June 15, 2019	12.3769	10.8431	9.7153	8.7344	8.5715	7.1195	5.0182	4.4104	2.7780	1.1000	0.3746	0.0707	0.0000
June 15, 2020	12.3769	10.8431	9.7153	8.7344	8.5715	7.1195	5.0118	4.3784	2.7143	1.0425	0.3400	0.0578	0.0000
June 15, 2021	12.3769	10.8431	9.7153	8.7344	8.5715	7.1195	4.8887	4.2392	2.5613	0.9343	0.2812	0.0360	0.0000
June 15, 2022	12.3769	10.8431	9.7153	8.7344	8.5715	7.0140	4.5637	3.9076	2.2613	0.7540	0.1936	0.0110	0.0000
June 15, 2023	12.3769	10.8431	9.7153	8.4972	8.2717	6.3475	3.8650	3.2336	1.7300	0.4918	0.0896	0.0000	0.0000
June 15, 2024	12.3769	10.5313	8.5782	7.0111	6.7640	4.7440	2.4587	1.9516	0.8883	0.1875	0.0144	0.0000	0.0000
June 15, 2025	12.3769	7.4915	3.8153	0.5472	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and/or Effective Date may not be set forth in the table above, in which case:

(i)    if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;

(ii)    if the Stock Price is greater than $70.00 per Common Share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)    if the Stock Price is less than $14.84 per Common Share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 67.3854 Common Shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)    Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of Common Shares equal to (i) the Conversion Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a)    If the Company exclusively issues Common Shares as a dividend or distribution on the Common Shares, or if the Company effects a share split or share combination of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

ER0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

ER1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares at a price per Common Share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

ER0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

ER1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares deliverable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that the Common Shares are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding:

(i)    dividends, distributions or issuances (including share splits) described in Section 14.04(a) or Section 14.04(b);

(ii)    dividends or distributions paid exclusively in cash described in Section 14.04(d);

(iii)    except in the case of a Separation Event, any dividend or distribution pursuant to a shareholder’s rights agreement or rights plan (as described in this Section 14.04(c));

(iv)    any dividends and distributions in connection with a Specified Corporate Event described below under Section 14.07; and

(v)    Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

ER0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the Distributed Property so distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

ER0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Common Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Shares over the Valuation Period.

Any adjustment to the Conversion Rate under the preceding paragraph shall be made immediately after the close of business on the last Trading Day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. Because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or the final day of the related Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period. In such event, the Company shall deliver the consideration due upon conversion on the third Business Day immediately following the last Trading Day of the Valuation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date on which the Company’s Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by the Company to all holders of Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)    are deemed to be transferred with such Common Shares;

(ii)    are not exercisable; and

(iii)    are also issued in respect of future issuances of the Common Shares,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made:

(A)    in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and

(B)    in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i)    a dividend or distribution of Common Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A)    such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B)    the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be increased based on the following formula:

where,

ER0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Common Share the Company distributes to all or substantially all holders of the Common Shares.

Any adjustment made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Shares, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Shares (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

ER0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

ER1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for Common Shares, purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after the Expiration Time (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer, without duplication); and

SP1	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any adjustment to the Conversion Rate under this Section 14.04(e) shall be made at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Trading Day succeeding the Expiration Date. Because the Company shall make the adjustment to the Conversion Rate at the end of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date with retroactive effect, the Company shall delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or the final day of the related Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. In such event, the Company will deliver the consideration due upon conversion the third Business Day immediately following the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)    Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Shares as of the related Conversion Date as described under Section 14.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)    All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share. In no event will the Company take any action that would result in the Conversion Rate being adjusted such that the Conversion Price would be less than the nominal value per Common Share. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% to the Conversion Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on June 18 of each year, (ii) in the case of any Note to which Physical Settlement applies, upon the Conversion Date, (iii) in the case of any Note to which Cash Settlement or Combination Settlement applies, on each VWAP Trading Day of the applicable Observation Period, (iv) on the date of a Notice of Redemption and (v) on the effective date of any Fundamental Change or the Effective Date of a Make-Whole Fundamental Change.

(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s and/or the Guarantor’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to the holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)    upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;

(ii)    upon the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)    upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)    for ordinary course of business repurchases of Common Shares that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a repurchase program approved by the Company’s Board of Directors;

(v)    solely for a change in the par value of the Common Shares; or

(vi)    for accrued and unpaid interest, if any.

(j)    If (i) the Company elects (or is deemed to elect) Combination Settlement and Common Shares are deliverable to settle the Daily Settlement Amount for a given VWAP Trading Day within the applicable Observation Period; (ii) any distribution or transaction described above has not yet resulted in an adjustment to the applicable Conversion Rate on the VWAP Trading Day in question; and (iii) the Common Shares deliverable in respect of such VWAP Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise), then the Company shall adjust the number of Common Shares that it delivers in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. In addition, the Company shall publish a notice of any adjustment of the Conversion Rate on its website or through such other public medium as the Company may use at that time.

(l)    [Reserved]

(m)    For purposes of this Section 14.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Redemption), the Company shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts or Stock Prices are to be calculated.

Section 14.06. Ordinary Shares To Be Fully Reserved; Approval of and Registration on the New York Stock Exchange. The Company shall have reserved and provide, free from preemptive rights, out of its authorized but unissued Common Shares, the maximum number of Common Shares to provide for conversion of the Notes (including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change). The Company shall have received an approval from the New York Stock Exchange for the registration for trading of the maximum number of Common Shares to provide for conversion of the Notes (including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change) on the New York Stock Exchange.

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Shares. (a) In the case of:

(i)    any recapitalization, reclassification or change of the Common Shares (other than changes in par value or resulting from a subdivision or combination);

(ii)    any consolidation, merger or other combination involving the issuer of the Common Shares;

(iii)    any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

(iv)    any statutory scheme of arrangement; or

(v)    any statutory share exchange,

in each case, as a result of which the Common Shares would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one Common Share immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to convert each $1,000 principal amount of Notes for Common Shares will be changed into a right to convert such principal amount of Notes for Common Shares for the kind and amount of Reference Property that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event:

(A)    the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02; and

(B)    (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any Common Shares that would have been deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of Common Shares would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of Common Shares receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per Common Share in such Specified Corporate Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Specified Corporate Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then the Reference Property used to calculate the Daily VWAP shall be deemed to be based on the types and amounts of consideration actually received by the Holders of the Common Shares. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14, and such other conforming changes as the Board of Directors reasonably considers necessary to provide for the protection of the interests of the Holders and the substitution of the Reference Property on terms substantially similar to those applicable to the Common Shares before giving effect to such supplemental indenture. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (including any combination thereof) of an entity other than the Company, the Guarantor or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b)    In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)    If the Notes become convertible into Reference Property, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee, and the Company shall publish the information on its website or through such other public medium as it may use at that time.

(d)    The Company and the Guarantor shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e)    The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08. Certain Covenants.

(a)    The Company covenants that all Common Shares delivered upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company, freely tradable under the Securities Act and free from all taxes, liens, charges and adverse claims as the result of any action by the Company.

(b)    [Reserved]

(c)    The Company and the Guarantor shall comply with all applicable U.S. federal and state securities laws and laws of Luxembourg regulating the offer and delivery of Common Shares upon conversion of the Notes including that if any Common Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any U.S. federal or state law or law of Luxembourg before such Common Shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d)    The Company and the Guarantor further covenant that if at any time the Common Shares shall be listed on any securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares deliverable upon conversion of the Notes.

Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of Common Shares or the securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a)    Specified Corporate Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11; or

(b)    voluntary or involuntary dissolution, liquidation or winding-up of the Company or the Guarantor;

in each case, which is not publicly disclosed pursuant to a filing on EDGAR, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall use reasonable best efforts to cause notice to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the date on which such Specified Corporate Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to convert their Common Shares for securities or other property deliverable upon such Specified Corporate Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, neither the Company nor the Guarantor has knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company, the Guarantor or one of the Company’s Subsidiaries, Specified Corporate Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11. Stockholder Rights Plans. If the Company has a shareholder’s rights agreement or rights plan in effect upon conversion of the Notes, Holders that convert their Notes shall receive, in addition to any Common Shares received in connection with such conversion, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any conversion, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Ordinary Shares, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

Redemption of Notes at Option of Holders

Section 15.01. Intentionally Omitted.

Section 15.02. Mandatory Repurchase at Option of Holders Upon a Fundamental Change. If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000 thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 or more than 35 business days following the date of the Fundamental Change Company Notice (subject to extension if required to comply with law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be prepaid pursuant to this Article 15.

(a)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)    delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be prepaid shall state:

(A)    in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)    the portion of the principal amount of Notes to be prepaid, which must be $1,000 or an integral multiple thereof; and

(C)    that the Notes are to be prepaid by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)    On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)    the events causing the Fundamental Change;

(ii)    the date of the Fundamental Change;

(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)    the Fundamental Change Repurchase Price;

(v)    the Fundamental Change Repurchase Date;

(vi)    the name and address of the Paying Agent and the Conversion Agent;

(vii)    the Conversion Rate and any adjustments to the Conversion Rate;

(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal); and

(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish the information in such Fundamental Change Company Notice on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, the Trustee shall give such notice in the Company’s and the Guarantor’s names and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and/or the Guarantor. In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company and/or the Guarantor to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(c)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)    Notwithstanding the foregoing, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company pursuant to this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company on the Fundamental Change Repurchase Date.

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple thereof,

(b)    if Certificated Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

(c)    the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04. Deposit of Fundamental Change Repurchase Price. The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(a)    If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be prepaid on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly tendered and not validly withdrawn:

(i)    such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii)    all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(b)    Upon surrender of a Note that is to be prepaid in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the portion of the Note surrendered that is not to be prepaid, without payment of any service charge.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes . In connection with any repurchase offer pursuant to this Article 15, the Company will, if required:

(a)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)    file a Schedule TO or any other required schedule under the Exchange Act;

(c)    otherwise comply with all U.S. federal and state securities laws in connection with any offer by the Company to repurchase the Notes; and

(d)    comply with all applicable laws of Luxembourg;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15, subject to extension if required to comply with law. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company is required to comply with such securities laws and regulations and shall not be deemed to be in breach of this Indenture as a result thereof.

ARTICLE 16

Redemption for Taxation Reasons

Section 16.01. Redemption for Taxation Reasons. The Notes may be redeemed, for cash, at the Company’s option, as a whole but not in part (a “Tax Redemption”), at the Redemption Price, if at any time the Company or the Guarantor is or would be required to pay Additional Amounts on the next interest payment date with respect to the Notes, but only if that obligation results from:

(1) an amendment to, or change in, the laws or treaties (including any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), which change or amendment is announced on or after June 18, 2018 (or, if the Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after June 18, 2018, such later date); or

(2) a change in any official position regarding the interpretation or application or administration of such laws, treaties, regulations or rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction or an administrative body) that becomes effective or is announced after June 18, 2018 (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after June 18, 2018, such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

Section 16.02. Notice of Tax Redemption. If the Company becomes entitled to exercise its Tax Redemption right pursuant to Section 16.01, it may do so at any time on a redemption date of its choice (the “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Tax Redemption (a “Notice of Tax Redemption”) not less than 30 days nor more than 60 days prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Company shall give a Notice of Tax Redemption, it shall also give a written notice of the Tax Redemption Date to the Trustee and the Paying Agent. The Tax Redemption Date must be a Business Day.

(a)    Simultaneously with providing a Notice of Tax Redemption, the Company will make the relevant information available on its website (or through such other public medium as the Company may use at that time). Prior to the publication or, where relevant, sending of any Notice of Tax Redemption of the Notes pursuant to the foregoing, the Company shall deliver to the Trustee a written opinion of an independent tax counsel or an independent auditor, in either case of recognized international standing to the effect that the Company or the Guarantor has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The Trustee shall accept and rely upon such opinion (without further investigation or inquiry) and it shall be conclusive and binding on the Holders.

(b)    The Notice of Tax Redemption, if mailed in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to give such Notice of Tax Redemption by mail or any defect in the Notice of Tax Redemption to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(c)    Each Notice of Tax Redemption shall specify:

(i)    the Tax Redemption Date;

(ii)    the Redemption Price;

(iii)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(iv)    that on the Tax Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(v)    that Holders may surrender their Notes called for redemption for conversion at any time from the date of the Notice of Tax Redemption to (x) the close of business on the later of the second Business Day or the second Scheduled Trading Day immediately preceding the Tax Redemption Date or (y) if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays or duly provides for the Redemption Price;

(vi)    the procedures converting Holder must follow to convert its Notes called for redemption and, if the Company chooses to elect a Settlement Method for any such conversions, the relevant Settlement Method;

(vii)    that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 15th calendar day prior to the Tax Redemption Date;

(viii)    that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein and in the Indenture;

(ix)    that, on and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon conversion, repurchase, maturity or otherwise, and whether in cash, Common Shares or otherwise), and all subsequent payments with respect to the Notes will be subject to the deduction or withholding of such Relevant Tax Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law;

(x)    the Conversion Rate (including any Additional Shares added thereto for Holders that convert their Notes during the relevant Redemption Period); and

(xi)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Notice of Tax Redemption shall be irrevocable. In the case of a Tax Redemption, a Holder may convert any or all of its Notes called for redemption at any time from the date of the Notice of Tax Redemption to (x) the close of business on the later of the second Business Day or the second Scheduled Trading Day immediately preceding the Tax Redemption Date or (y) if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays or duly provides for the Redemption Price.

Section 16.03. Payment of Notes Called for Tax Redemption. If any Notice of Tax Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Notice of Tax Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Tax Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(a)    Prior to 10:00 a.m., New York City time, on the Tax Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04. Holders’ Right to Avoid Redemption. Notwithstanding anything to the contrary in this Article 16, if the Company has given a Notice of Tax Redemption as described in Section 16.02, each Holder of Notes shall have the right to elect that such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects that its Notes shall not be subject to a Tax Redemption, the Company shall not be required to pay Additional Amounts with respect to payments made in respect of such Notes following the Tax Redemption Date, and all subsequent payments in respect of such Notes shall be subject to any tax required to be withheld or deducted under the laws of a Relevant Tax Jurisdiction. The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.07. Holders must exercise their option to elect to avoid a Tax Redemption by written notice (a “No Redemption Notice”) to the Trustee and the Company no later than the 15th calendar day prior to the Tax Redemption Date; provided that a Holder that complies with the requirements for conversion of its Notes as described in Article 14 before (x) the close of business on the later of the second Business Day or the second Scheduled Trading Day immediately preceding the Tax Redemption Date or (y) if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays or duly provides for the Redemption Price, shall be deemed to have validly delivered a notice of election to avoid a Tax Redemption.

ARTICLE 17

Optional Redemption

Section 17.01. Optional Redemption on or after June 15, 2022. Except as set forth in Article 16, the Notes shall not be redeemable by the Company prior to June 15, 2022. On or after June 15, 2022, and prior to the 42nd Scheduled Trading Day immediately preceding the Maturity Date, the Company may, at its option, redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Shares has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company provides a Notice of Optional Redemption, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Optional Redemption in accordance with Section 17.02.

Section 17.02. Notice of Optional Redemption; Selection of Notes. Not less than 30 nor more than 60 calendar days prior to a Redemption Date in connection with an Optional Redemption, the Company shall provide a written notice (a “Notice of Optional Redemption,” and the date for Optional Redemption specified in such notice, the “Optional Redemption Date”) to the Trustee, the Conversion Agent (if other than the Trustee), the paying agent and each Holder of Notes. The Optional Redemption Date must be a Business Day. Simultaneously with so providing a Notice of Optional Redemption, the Company will make the relevant information contained therein available on its website (or through such other public medium as the Company may use at that time).

(a)    Each Notice of Optional Redemption shall specify:

(i)    the Optional Redemption Date;

(ii)    the Redemption Price;

(iii)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(iv)    that on the Optional Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date;

(v)    that Holders may surrender all or any portion of their Notes for conversion at any time from the date of the Notice of Optional Redemption to (x) the close of business on the later of the second Business Day or the second Scheduled Trading Day immediately preceding the Optional Redemption Date or (y) if the Company fails to pay the Redemption Price on the Optional Redemption Date, such later date on which the Company pays or duly provides for the Redemption Price;

(vi)    the procedures a converting Holder must follow to convert its Notes;

(vii)    the Conversion Rate (including any Additional Shares added thereto for Holders that convert their Notes during the relevant Redemption Period); and

(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

(ix)    In case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or an integral multiple thereof.

A Notice of Optional Redemption shall be irrevocable. In the case of an Optional Redemption, a Holder may convert any or all of its Notes called for redemption at any time from the date of the Notice of Optional Redemption to (x) the close of business on the later of the second Business Day or the second Scheduled Trading Day immediately preceding the Optional Redemption Date or (y) if the Company fails to pay the Redemption Price on the Optional Redemption Date, such later date on which the Company pays or duly provides for the Redemption Price.

(b)    If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Applicable Procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Certificated Notes, the Trustee shall select, pro rata or by lot, Notes to be redeemed in whole or in part. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Applicable Procedures.

Section 17.03. Payment of Notes Called for Optional Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the related Optional Redemption Date at the place or places stated in the related Optional Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in an applicable Optional Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)    Prior to 10:00 a.m., New York City time, on the Optional Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Optional Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

ARTICLE 18

Miscellaneous Provisions

Section 18.01. Provisions Binding on Company’s and the Guarantor’s Successors. All the covenants, stipulations, promises and agreements of each of the Company and the Guarantor contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or Guarantor, as the case may be.

Section 18.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or Guarantor shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or Guarantor with the Trustee) to Intelsat S.A., 4, rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 18.04. Governing Law. THIS INDENTURE, EACH NOTE AND THE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK. ARTICLES 470-3 TO 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS HEREBY SPECIFICALLY EXCLUDED.

Section 18.05. Intentionally Omitted.

Section 18.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action (or refrain from acting) under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (i) a statement that the Person making such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 18.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 18.07. Legal Holidays. If any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 18.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Custodian, any Bid Solicitation Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 18.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                             ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 18.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 18.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.14. Waiver of Jury Trial; Submission of Jurisdiction. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

EACH OF THE COMPANY AND THE GUARANTOR IRREVOCABLY CONSENTS AND AGREES, FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF THE NOTES AND THE GUARANTEE AND THE TRUSTEE, THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE GUARANTEE OR THE NOTES MAY BE BROUGHT IN THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND, UNTIL AMOUNTS DUE AND TO BECOME DUE IN RESPECT OF THE NOTES AND THE GUARANTEE HAVE BEEN PAID, HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING FOR ITSELF IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES. EACH OF THE COMPANY AND THE GUARANTOR IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AUTHORIZED AGENT, AND WRITTEN NOTICE OF SUCH SERVICE TO THE COMPANY OR THE GUARANTOR, AS APPLICABLE, BY THE PERSON SERVING THE SAME TO THE ADDRESS PROVIDED IN SECTION 18.03, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE GUARANTOR, AS APPLICABLE, IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE COMPANY AND THE GUARANTOR HEREBY REPRESENTS AND WARRANTS THAT SUCH AUTHORIZED AGENT HAS ACCEPTED SUCH APPOINTMENT AND HAS AGREED TO ACT AS SUCH AUTHORIZED AGENT FOR SERVICE OF PROCESS. EACH OF THE COMPANY AND THE GUARANTOR FURTHER AGREES TO TAKE ANY AND ALL ACTION AS MAY BE NECESSARY TO MAINTAIN SUCH DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT IN FULL FORCE AND EFFECT FOR AS LONG AS THE NOTES REMAIN OUTSTANDING.

EACH OF THE COMPANY AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 18.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.16. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices of the Common Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. In no event shall the Trustee or the Conversion Agent be charged with knowledge of or have any duty to monitor Stock Price or Observation Period. Neither the Trustee nor the Conversion Agent shall have any responsibility for calculations or determinations of amounts (other than as expressly provided with respect to its role as Bid Solicitation Agent), determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, how much, or for the delivery of the Common Shares.

Section 18.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of the U.S.A. Patriot Act.

Section 18.18. Tax Withholding. Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

INTELSAT S.A., as Issuer

By:	/s/ Jacques Kerrest
Name:	Jacques Kerrest
Title:	Executive Vice President and Chief Financial Officer

INTELSAT ENVISION HOLDINGS LLC, as Guarantor

By:	/s/ Mirjana Hervy
Name:	Mirjana Hervy
Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]1

[1]	The Restrictive Legend set forth on this page [Insert if a Global Note: (other than the first paragraph hereof)] shall be deemed removed from the face of this Note, without further action of the Company, the Trustee or the Holder(s) of this Note, at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.05(b) of the within-mentioned Indenture.

1

INTELSAT S.A.

4.50% Convertible Senior Note due 2025

No. [            ] [Initially] $[            ]

CUSIP No. [            ]2

Intelsat S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.] [                ], or registered assigns, the principal sum of $[            ] or such greater or lesser amount as set forth in the “Schedule of Transfers and Exchanges of Notes” attached hereto, on June 15, 2025, and interest thereon as set forth below.

This Note shall bear interest at the rate of 4.50% per year from [                ], or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2025. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on [                ], to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and, unless the context otherwise requires, any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) and Section 6.03, and, unless the context otherwise requires, any express mention of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. If any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

[2]	At such time as the Company notifies the Trustee of the deemed removal of the legend set forth on the immediately preceding page (other than the first paragraph thereof) pursuant to Section 2.05(b) of the within-mentioned Indenture, the CUSIP number for this Note shall be deemed to be CUSIP No. [ ].

2

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ARTICLES 470-3 TO 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS HEREBY SPECIFICALLY EXCLUDED.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

INTELSAT S.A., as Issuer

By:
Name:
Title:

4

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer

5

INTELSAT S.A.

4.50% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Convertible Senior Notes due 2025 (the “Notes”), initially limited to the aggregate principal amount of $402,500,000 (subject to Section 2.10 of the Indenture), all issued or to be issued under and pursuant to an Indenture dated as of June 18, 2018 (the “Indenture”), among the Company, the Guarantor and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on any Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the contractual right to receive payment of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

6

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(d) or Section 14.02(e) of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding December 15, 2024, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. On or after December 15, 2024, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

7

ABBREVIATIONS3

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

[3]	Include for Certificated Notes.

8

SCHEDULE OF TRANSFERS AND EXCHANGES OF NOTES4

INTELSAT S.A.

4.50% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is [                ] DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date of transfer or exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[4]	Include for Global Notes.

9

ATTACHMENT 1

FORM OF NOTICE OF CONVERSION

To:	INTELSAT S.A.

U.S. BANK NATIONAL ASSOCIATION, as Conversion Agent

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not converted is to be issued in the name of a Person other than the undersigned or the name of a Person on behalf of the undersigned, the undersigned will pay all documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer taxes, if any, in accordance with Sections 2.05, 2.06 and/or Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

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Fill in for registration of Common Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be exchanged (if less than all):

$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

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ATTACHMENT 2

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	INTELSAT S.A.

U.S. BANK NATIONAL ASSOCIATION, as Conversion Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from or on behalf of Intelsat S.A. (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $            ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

FORM OF ASSIGNMENT AND TRANSFER

For value received                              hereby sell(s), assign(s) and transfer(s) unto                             (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Intelsat S.A. or any subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	Pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available); or

☐	In accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Intelsat S.A. so requests); or

☐	Pursuant to an effective registration statement under the Securities Act.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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